                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         VALUE LINE INTERMEDIATE BOND FUND, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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                    VALUE LINE INTERMEDIATE BOND FUND, INC.
                              220 EAST 42ND STREET
                               NEW YORK, NY 10017

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 3, 1997

                            ------------------------

    Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Value Line Intermediate Bond Fund, Inc. (the "Fund"), a Maryland corporation, will be held at the Office of the Fund, 220 East 42nd Street, 6th Floor, New York, New York on September 3, 1997 at 10:00 a.m. for the following purposes:

    1. To consider and act upon the proposed liquidation and dissolution of the Fund.

    2. To transact such other business which may properly come before the Meeting or any adjournment thereof.

    Only Shareholders of record at the close of business on August 13, 1997 are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN AND RETURN WITHOUT DELAY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE, SO THAT THEIR SHARES MAY BE REPRESENTED AT THIS MEETING.

                                          By order of the President

                                          David T. Henigson
                                          Secretary

August 15, 1997

                                                                       VLF509180

                    VALUE LINE INTERMEDIATE BOND FUND, INC.
                              220 EAST 42ND STREET
                               NEW YORK, NY 10017
                                 (212) 907-1500
                                 (800) 223-0818

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Value Line Intermediate Bond Fund, Inc. (the "Fund") to be used at a Special Meeting of Shareholders of the Fund to be held on September 3, 1997, and at any subsequent time which may be made necessary by the adjournment thereof. Shareholders who execute proxies retain the right to revoke them at any time insofar as they have not been exercised, and any shareholder attending the meeting may vote in person whether or not he has previously filed a proxy. A proxy may be revoked by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Fund, or by voting in person at the meeting. The approximate mailing date of this Notice of Meeting and Proxy Statement is August 15, 1997. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT AND ITS MOST RECENT SEMI-ANNUAL REPORT TO A SHAREHOLDER UPON REQUEST TO THE FUND AT THE ADDRESS OR TELEPHONE NUMBERS ABOVE.

    As of the close of business on August 13, 1997 there were 1,763,686 shares of Common Stock of the Fund outstanding. Each full share is entitled to one vote; fractional shares are entitled to a proportionate fractional vote. At August 13, 1997, Value Line, Inc. (the "Adviser"), owned 1,129,389 shares of the Fund's Common Stock representing 64% of the outstanding shares.

    The favorable vote of the holders of a majority of the issued and outstanding shares of the Fund entitled to vote at the meeting is required for approval of the liquidation of the assets and dissolution of the Fund. (Proposal No. 1).

                        PROPOSAL TO LIQUIDATE THE ASSETS
                             AND DISSOLVE THE FUND
                                (PROPOSAL NO. 1)

THE LIQUIDATION IN GENERAL

    The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of a Plan of Liquidation and Dissolution (the "Plan") as approved by the Fund's Board of Directors on July 29, 1997. The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on

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such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders. In no event will any of the securities owned by the Fund be sold at a price which is less than the best price available in the public market on the date of sale.

    At the meeting of the Directors held on July 29, 1997, the Directors determined that an orderly liquidation of the Fund's assets was in the best interest of the shareholders.

REASONS FOR THE LIQUIDATION

    The Fund commenced operations on April 10, 1992 as The Value Line Adjustable Rate U.S. Government Securities Fund, Inc. On November 1, 1995, it changed its name to Value Line Intermediate Bond Fund, Inc. As of April 30, 1997, the Fund's net assets were approximately $14.8 million of which Value Line, Inc. (the "Adviser") owned approximately 64% or $9.4 million. The Directors determined at a meeting held on July 29, 1997 that the liquidation and termination of the Fund was the appropriate course of action. After a discussion of all available options, the Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")), unanimously adopted a resolution declaring the proposed liquidation and dissolution advisable and directed that it be submitted to the shareholders for consideration. Several factors, including those described below, influenced the Directors' determination that the Fund be liquidated and terminated. It is the intention of the Adviser to vote its shares in favor of the liquidation.

    Prior to their July 29, 1997 meeting, the Directors had been advised by the Adviser that over the long term, the continued operation of the Fund at its size was not economically feasible for the Adviser or the shareholders. At the July 29, 1997 board meeting, the Adviser stated that it had reviewed the following possible alternatives for the Fund: (1) continuation of the Fund with increased marketing; (2) gradual liquidation of the Fund; and (3) a prompt liquidation of the Fund. The Adviser reported to the Directors that it had considered the viability of each alternative and had concluded that a prompt liquidation of the Fund was the only viable alternative consistent with the best interests of the shareholders of the Fund. See "Federal Income Tax Consequences" below. The Adviser was not confident that further marketing efforts would increase the Fund's size sufficiently.

    At the July 29, 1997 meeting of the Board of Directors, the Adviser requested that the Board of Directors consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Exhibit A. Based upon the Adviser's presentation and recommendation, the Board of Directors concluded that a liquidation of the Fund was in the best interests of the Fund and its shareholders.

    The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice. Prospectuses for the other Value Line Funds may be obtained by calling
(800) 223-0818.

PLAN OF LIQUIDATION AND DISSOLUTION OF THE FUND

    The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders. In no event will any of the portfolio securities owned by the Fund be sold at a price which is less than the best price available in the public market on the date of sale.

LIQUIDATION VALUE

    If the Plan is adopted by the Fund's shareholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the Fund's shareholders will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement together with accrued and unpaid dividends with respect to each of their shares of the Fund (the "Liquidation Distribution").

FEDERAL INCOME TAX CONSEQUENCES

    The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions of the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund. This summary is based on the tax laws and regulations in effect on the date of this proxy statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

    This summary of the federal income tax consequences is generally applicable to shareholders who are individual United States citizens (other than dealers in securities) and does not address the particular federal income tax consequences which may apply to other shareholders, such as corporations, trusts, estates, tax exempt organizations or non-resident aliens. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATION DISTRIBUTION AS DISCUSSED HEREIN.

    As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders. The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and , therefore, will not be taxed on any of its net income from the sale of its assets.

    For federal income tax purposes, a shareholder's receipt of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares of the Fund in exchange for an amount equal to the Liquidation Distribution that the or she receives. Each shareholder will recognize gain or loss measured by the difference between the adjusted tax basis in the shares and the aggregate Liquidation Distribution received from the Fund. Assuming the shares are held as a capital asset, the gain or loss will be characterized as a capital gain or loss. A capital gain or loss attributable to shares held for more than one year will constitute a long-term capital gain or loss, while a capital gain or loss attributable to shares held for not more than one year will constitute a short-term capital gain or loss. In addition, before liquidating, the Fund may make one or more ordinary dividend distributions.

    The receipt of a Liquidation Distribution by an Individual Retirement Account Plan ("IRA") which holds shares would generally not be viewed as a taxable event to the beneficiary; however, some IRAs which hold shares may have been established with custodians who do not possess the power to reinvest the Liquidation Distribution, but instead must immediately distribute such amounts to the IRA beneficiary. In this situation, the amount received by the beneficiary will constitute a taxable distribution; and if the beneficiary has not attained 59- 1/2 years of age, such distribution will generally constitute a premature distribution subject to a 10% penalty tax. This penalty tax in in addition to the beneficiary's regular income tax. Beneficiaries who receive a distribution from their IRAs on account of the liquidation may be able to avoid the above-described taxes and characterize the receipt of the Liquidation Distribution as a tax-free distribution if, within 60 days of receipt of the Liquidation Distribution, it is "rolled over" into a new IRA or into an otherwise eligible retirement plan and the shareholder has not engaged in a rollover from this IRA to another IRA or otherwise eligible retirement plan during the one year period ending on the day of receipt of the Liquidation Distribution. Such a rollover will not generate a deduction for the current year. Unless the IRA beneficiary elects to have his or her Liquidation Distribution paid directly to an eligible retirement plan, such distribution will be subject to mandatory withholding of 20% on qualified retirement plan distributions that are eligible for rollover but are not directly transferred from the distributing plan to an eligible transferee plan. IRA shareholders who do not wish to roll over their Liquidation Distribution, or how have rolled over their IRAs during the one-year period ending on the day of receipt of the distribution, may contact the Fund's custodian to make other arrangements for the transfer of their IRAs. Tax results will vary depending upon the status of each beneficiary, and therefore beneficiaries who receive distributions from an IRA on account of the liquidation of the Fund must consult with their own tax advisers regarding their personal tax results in this matter.

    The foregoing summary sets forth general information regarding the anticipated federal income tax consequences to the Fund and to individual shareholders who are United States citizens of the liquidation of the Fund, as previously discussed. No tax ruling has been or will be requested from the Service regarding the payment or receipt of a Liquidation Distribution. The statements above are, therefore, not binding on the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any shareholder upon receipt of a Liquidation Distribution will be as set forth above. EACH SHAREHOLDER SHOULD SEEK INDEPENDENT COUNSEL REGARDING THE POSSIBLE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES TO SUCH SHAREHOLDER OF RECEIVING A LIQUIDATION DISTRIBUTION.

LIQUIDATION DISTRIBUTIONS

    At present, the date or dates on which the Fund will pay Liquidation Distributions to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on or prior to September 30, 1997. Shareholders will receive their Liquidation Distribution without any further action on their part.

    The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the adoption of the Plan. Therefore, a shareholder may redeem shares in accordance with the redemption procedures set forth in the Fund's current prospectus without the necessity of waiting for the Fund to take any action. The Fund does not impose any redemption charges.

CONCLUSION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF LIQUIDATION AND DISSOLUTION.

                                 OTHER MATTERS

    The Directors do not know of any matters to be presented at the Meeting other than those set forth in the Proxy Statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                             ADDITIONAL INFORMATION

    THE INVESTMENT ADVISER. Value Line, Inc., 220 East 42nd Street, New York, NY 10017, is the investment adviser to the Fund and to the other Value Line Mutual Funds. The Investment Adviser manages the Fund's investments, provides various administrative services and supervises the Fund's daily business affairs, subject to the authority of the Board of Directors.

    THE DISTRIBUTOR. Value Line Securities, Inc., a subsidiary of the Adviser, acts as principal underwriter and distributor of the Fund for the sale and distribution of its shares.

                          NEXT MEETING OF SHAREHOLDERS

    The Fund is not required and does not intend to hold annual or other periodic meetings of shareholders except as required by the Investment Company Act of 1940. The next meeting of the shareholders of the Fund will be held at such time as the Board of Directors may determine or at such time as may be legally required. Any shareholder proposal intended to be presented at such meeting must be received by the Fund at its office a reasonable time prior to the meeting, as determined by the Board of Directors, to be included in the Fund's proxy statement and form of proxy relating to such meeting, and must satisfy all other legal requirements.

                            SOLICITATION OF PROXIES

    The cost of solicitation, including the cost of printing, assembling and mailing the proxy material, will be borne by the Adviser.

                                                                       EXHIBIT A

                      PLAN OF LIQUIDATION AND DISSOLUTION
                                       OF
                    VALUE LINE INTERMEDIATE BOND FUND, INC.

    This Plan of Liquidation and Dissolution (the "Plan") of Value Line Intermediate Bond Fund, Inc., a Maryland corporation (the "Fund"), has been approved by the Board of Directors of the Fund (the "Board") as being advisable and in the best interests of the Fund and its stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's Common Stock (the "Stockholders") for their adoption or rejection at a special meeting of stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon such adoption, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

    1.ADOPTION OF PLAN. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the shareholders.

    2.SALE OR DISTRIBUTION OF ASSETS.  As soon as practicable after the
      Effective Date, but in no event later than October 31, 1997 (the "Liquidation Period"), the Fund shall have the authority to engage in such transactions as may be appropriate to its dissolution and liquidation, including, without limitation, the consummation of the transactions described in the Proxy Statement.

    3.PROVISIONS FOR LIABILITIES. Within the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund (the "Reserve Fund") for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

    4.DISTRIBUTION TO STOCKHOLDERS. As soon as practicable after a vote of approval of this Plan by the shareholders of the Fund, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its shareholders of record as of the close of business on the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, in any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Fund's officers shall reasonably deem to exist against the assets of the Fund on the Fund's books.

    5.NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date but in no event later than 20 days prior to the filing of Articles of Dissolution as provided in Section 6 below, the Fund shall mail notice to all its creditors and employees that this Plan has been approved by the Board and the shareholders as provided in the MGCL.

    6.ARTICLES OF DISSOLUTION. Within the Liquidation Period and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution (the "Articles") with and for acceptance by the Maryland State Department of Assessments and Taxation (the "Department").

    7.AMENDMENT OR ABANDONMENT OF PLAN. The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the shareholders for approval. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the filing of the Articles if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

    8.POWERS OF BOARD AND OFFICERS. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL including, without limitation, the filing of a Form N-8F with the Securities and Exchange Commission and withdrawing any qualifications to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

    9.TERMINATION OF BUSINESS OPERATIONS. As soon as practicable upon adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation.

                   VALUE LINE INTERMEDIATE BOND FUND, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David T. Henigson and Howard A. Brecher, or either of them, proxies of the undersigned with the power of substitution to act for and to vote all shares of the stock of the undersigned at the Special Meeting of Stockholders of Value Line Intermediate Bond Fund, Inc. at the offices of the Fund, 220 East 42nd Street, 6th Floor, New York, New York on
September   , 1997 at 10:00 a.m., and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ITEMS ON THE REVERSE. IF YOU CANNOT BE PRESENT, PLEASE SIGN AND RETURN THIS BALLOT PROMPTLY IN THE ENCLOSED ENVELOPE.

    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                  ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?
-----------------------------------      ------------------------------------
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/X/PLEASE MARK VOTES
   AS IN THIS EXAMPLE

--------------------------------------
VALUE LINE INTERMEDIATE BOND FUND, INC.
--------------------------------------

RECORD DATE SHARES:

                                               ----------------------
Please be sure to sign and date this Proxy.    Date
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   Stockholder sign here                   Co-owner sign here
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1. Proposal to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution.

                                            For   Against   Abstain
                                            / /    / /        / /

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                 / /

DETACH CARD                                                       DETACH CARD